Exhibit 5.1

May 7, 2018

Stellar Biotechnologies, Inc.
332 East Scott Street

Port Hueneme, California 93041

Ladies and Gentlemen:

We have acted as Canadian legal counsel for Stellar Biotechnologies, Inc., a corporation organized under the laws of British Columbia (the “Company”), in connection with the public offering of the Company (the “Offering”) contemplating the offer and sale by the Company of (i) up to 1,587,301 units (the “Common Units”), with each Common Unit consisting of one common share, no par value per share, of the Company (the “Common Shares”) and one Warrant to purchase one Common Share (the “Common Warrant”); (ii) up to 1,587,301 pre-funded units (the “Pre-Funded Units,” and together with the Common Units, the “Units”), with each Pre-Funded Unit consisting of one pre-funded warrant to purchase one Common Share (the “Pre-Funded Warrants”) and one Common Warrant; (iii) the Common Shares included in the Common Units (the “Firm Shares”); (iv) the Pre-Funded Warrants included in the Pre-Funded Units; (v) the Common Shares underlying the Pre-Funded Warrants included in the Pre-Funded Units (the “Pre-Funded Warrant Shares”); (vi) the Common Warrants; (vii) the Common Shares underlying the Common Warrants included in the Units (the “Common Warrant Shares”); (viii) up to 111,111 warrants to purchase Common Shares issuable to the placement agent in the Offering (the “Placement Agent Warrants,” and together with the Common Warrants and Pre-Funded Warrants, the “Warrants”); and (ix) the Common Shares underlying the Placement Agent Warrants (the “Placement Agent Warrant Shares,” and together with the Pre-Funded Warrant Shares and the Common Warrant Shares, the “Warrant Shares”). The Firm Shares, the Warrants and the Warrant Shares shall be referred to herein collectively as the “Securities.”

In connection with the proposed potential issuance and sale of the above-referenced Securities, we have examined: (i) the Registration Statement on Form S-1, No. 333-224314 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), as amended to date; (ii) the Company’s Notice of Articles and the Company’s Articles, each as amended to date; (iii) resolutions of the Board of Directors (the “Board”) of the Company that relate to the Registration Statement and the actions to be taken in connection with the Offering, and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

Based upon the foregoing, we are of the opinion that the Securities have been duly authorized for issuance by all necessary corporate action by the Company, and upon payment to the Company of the consideration per Unit as shall be determined by the Board (or a committee thereof), and when issued and sold by the Company in the Offering in accordance with and in the manner described in the Registration Statement (as amended and supplemented through the date of issuance), and with respect to the Warrant Shares, when issued and sold by the Company and paid for in accordance with the terms of the applicable Warrants, the Securities will be validly issued, fully paid and non-assessable.

We are qualified to practice law in the Provinces of British Columbia, Alberta, Ontario and Quebec and we do not purport to be experts on the law of any other jurisdiction other than the Provinces of British Columbia, Alberta, Ontario and Quebec and the federal laws of Canada applicable therein. We do not express any opinion herein concerning any law other than the laws of the Provinces of British Columbia, Alberta, Ontario and Quebec and the federal laws of Canada applicable therein. We express no opinion and make no representation with respect to the law of any other jurisdiction. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are an “expert” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ McMillan LLP

Vancouver, British Columbia